UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): December 31, 2012
Bakers Footwear Group, Inc.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth under Items 2.01 and 8.01 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, Bakers Footwear Group, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on October 3, 2012, in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”) as case no. 12-49658 (the “Case”). The Company continues to operate the remaining portion of its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the Bankruptcy Code and orders of the Court.

Closure of 150 Stores; Complete Liquidation

As disclosed in a Current Report on Form 8-K filed on November 9, 2012, the Company conducted and completed on December 31, 2012, through SB Capital Group, LLC and Tiger Capital Group, LLC as contracted liquidators, a liquidation of inventory at approximately 150 of its stores.  The Company received a payment of $8.7 million from the liquidators in connection with its inventory liquidation at those stores.  The Company is in negotiations with the liquidators as to the amount of additional payments in respect of the liquidation but anticipates that the amount ultimately received will be substantially less than the amount originally contemplated from this transaction. The Company has vacated the premises at those stores and has made corresponding changes to its work force.

As disclosed in a Current Report on Form 8-K filed on November 21, 2012, the Company entered into a revised agreement with Aldo U.S. Inc., which became fully effective on December 10, 2012 pursuant to which the Company assigned, and Aldo assumed, as of January 1, 2013, 46 of the Company’s store leases, as well as certain furniture, fixtures and equipment in such stores, for $2.25 million.  The leases sold to Aldo U.S. Inc. are included in the discussion of the 150 stores above.  In connection with the agreement, the Company paid $1.1 million in lease cure costs.  The Company also recently sold one lease to another third party.

The Company continues to operate 56 stores.  All of its other stores have ceased operating as of December 31, 2012, as the Company has either rejected in bankruptcy or otherwise terminated the leases with respect to those stores.  The Company has requested Court approval to liquidate the inventory, furniture, fixtures and equipment located at the remaining stores.  However, the Company continues to discuss with third parties the possibility of selling certain assets.

Restructuring and liquidation costs and charges will be significant and the Company does not expect to be able to produce further GAAP financial statements.

Persons interested in reviewing the Company's monthly operating reports filed with the Bankruptcy Court may do so at http://www.donlinrecano.com/Dockets/bakers/12-49658

The information set forth under Item  8.01 is incorporated herein by reference.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

The information set forth under Items 2.01 and 8.01 is incorporated herein by reference.

Item 2.06.  Material Impairments.

The information set forth under Items 2.01 and 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

The information set forth under Item and 2.01 is incorporated herein by reference.

Complete liquidation; No recovery for common stockholders

As disclosed in Current Reports filed on October 12, 2012 and November 21, 2012, Salus Capital Partners, LLC (“Salus”) replaced Crystal Financial LLC  (“Crystal”) as lender under the Company’s debtor-in-possession credit agreement. As of December 29, 2012, the Company had an outstanding balance on its credit facility, including the term loan, of $2.0 million.

The Company has not been able to comply with the financial covenants in its debtor-in-possession credit facility with Salus.  Although Salus has not technically taken any action to accelerate the debt or terminate the agreement, Salus has notified the Company that it is in default, applied the default interest rate and has refused to fund any further inventory purchases.  The Company is in discussions with Salus regarding a potential forbearance agreement.

The Company no longer expects to be able to obtain any alternative financing and will be forced to liquidate.  Although the Company filed a Plan of Reorganization (the “Plan”) with the Court on December 4, 2012, the Plan was withdrawn on January 2, 2013.  The Company has been unable to successfully restructure its business and now intends to liquidate or sell all of its remaining assets.  The Company, the unsecured creditor committee and Salus continue to discuss and negotiate the proposed liquidation or sale of the Company.

As previously disclosed, there will be no recovery for common stockholders of the Company.

Although the Company will attempt to wind down its business in an orderly fashion over the next couple of months, the Company may be forced into Chapter 7 or an even earlier liquidation.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934) and expectations regarding the Company’s future existence and performance. The Company has no duty to update such statements. Actual future events and circumstances could differ materially from the statements and the events and circumstances set forth in this Current Report due to various factors.

These factors include, among other things, the ability of the Company to liquidate or sell all of the remaining assets, the Company’s continued receipt of at least partial funding from its lender, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 case, the preliminary nature of estimates of the costs and benefits of the Company’s various liquidation activities, risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to liquidate or sell the remaining leases and assets, increased legal costs related to the bankruptcy filing and other litigation, the length of time in which the Company will operate in Chapter 11, and other risks and uncertainties, including those detailed in the Company’s filings with the U.S. Bankruptcy Court of the Eastern District of Missouri, and in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: January 7, 2013	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary